SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 21, 2004

ALEXION PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27756	13-3648318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

352 Knotter Drive, Cheshire, CT		06410
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 272-2596

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

On July 20, 2004, the Company entered into an agreement that provides for (i) the purchase by Morgan Stanley & Co. Incorporated and SG Cowen & Co., LLC (the “Underwriters”) of an aggregate of 5,000,000 shares (the “Firm Shares”) of the Company’s common stock, $.0001 par value per share (the “Common Stock”), and (ii) the grant to the Underwriters of an option to purchase up to an additional 500,000 shares of Common Stock to cover over-allotments, if any, in the sale of Firm Shares by the Underwriters. The sale is made under the Company’s shelf-registration statement (Registration No. 333-114449 filed May 14, 2004) relating to the possible sale from time to time of the Company’s securities. This Form 8-K is filed to incorporate the exhibits hereto into that registration statement.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

5.1 Opinion of Fulbright & Jaworski L.L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXION PHARMACEUTICALS, INC.

Date: July 22, 2004	By:	/s/ THOMAS I.H. DUBIN
	Name: Title:	Thomas I.H. Dubin Vice President and General Counsel